Form of Initial Summary Prospectus intended for use on or after the effective date of the registration statement.

TRANSAMERICA STRUCTURED INDEX ADVANTAGE® ANNUITY
An Individual Flexible Premium Deferred Index-Linked Annuity Policy
Issued through
Transamerica Life Insurance Company
Summary Prospectus for New Investors
May 1, 2026
This Summary Prospectus summarizes key features of the Transamerica Structured Index Advantage® Annuity (the “policy”) issued by Transamerica Life Insurance Company (“us,” “we,” “our,” or “Company”). This is an individual flexible premium deferred index-linked annuity. Before you invest, you should review the prospectus for the Transamerica Structured Index Advantage® Annuity, which contains more information about the policy, including its features, benefits, and risks. You can find the prospectus and other information about the policy online at transamerica.com/individual/annuities/registered-index-linked-annuities. You can also obtain this information at no cost by calling (800) 525-6205. You can also request this information from your registered representative.
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YOU MAY CANCEL YOUR POLICY WITHIN 10 DAYS OF RECEIVING IT WITHOUT PAYING FEES OR PENALTIES
In some states, this cancellation period may be longer.  Upon cancellation, the amount refunded will generally be the return of premium payments less prior withdrawals unless a different amount is required by law. State law may require us to refund the greater of your Policy value or your premium payment(s). For IRAs, we will refund your premium payment(s) if cancelled within the first seven days of the right to cancel period. You should review this prospectus or consult with your investment professional for additional information on the specific cancellation terms that apply. You should review the prospectus or consult with Your investment professional for additional information about the specific cancellation terms that apply.
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Additional information about certain investment products, including variable annuities, has been prepared by the Securities and Exchange Commission’s staff and is available at Investor.gov.
The Securities and Exchange Commission has not approved or disapproved these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

SPECIAL TERMS	3
OVERVIEW OF THE POLICY	2
POLICY FEATURES	4
POLICY ADJUSTMENTS	5
BENEFITS AVAILABLE UNDER THE POLICY	12
BUYING THE POLICY	16
SURRENDERING YOUR POLICY OR MAKING WITHDRAWALS: ACCESSING THE MONEY IN YOUR POLICY	16
ADDITIONAL INFORMATION ABOUT FEES	17
INVESTMENT OPTIONS AVAILABLE UNDER THE POLICY	19

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SPECIAL TERMS
Account – An Index Account, the Fixed Account, the Fixed Holding Account, or the Performance Lock Account.
Administrative Office – Transamerica Life Insurance Company, Attention: Customer Care Group, 6400 C Street SW, Cedar Rapids, IA 52499, (800) 525-6205.
Allocation Account – An Index Account Option or the Fixed Account Option.
Allocation Anniversary – Each twelve-month anniversary of the Crediting Period start date of an Index Account Option. The number of Allocation Anniversaries is equal to the length of the Crediting Period in years.
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For a 1-year Crediting Period, there would be only one Allocation Anniversary. For example, if you begin a 1-year Crediting Period for an Index Account Option on January 1, Year 1, the only Allocation Anniversary would be January 1, Year 2.
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For a 2-year Crediting Period, there would be two Allocation Anniversaries. For example, if you begin a 2-year Crediting Period for an Index Account Option on January 1, Year 1, the Allocation Anniversaries would be January 1 of Year 2 and Year 3.
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For a 6-year Crediting Period, there would be six Allocation Anniversaries. For example, if you begin a 6-year Crediting Period for an Index Account Option on January 1, Year 1, the Allocation Anniversaries would be January 1 of Year 2, Year 3, Year 4, Year 5, Year 6, and Year 7.
Allocation Monthiversary – After the Crediting Period start date, the same calendar day of each subsequent month during the Crediting Period. If a certain date does not exist in a given month, the first day of the following month will be used.
Annuitant – The person on whose life any annuity payments involving life contingencies will be based.
Annuity Commencement Date – The date upon which annuity payments are to commence.
Best Entry Reset Maximum – For a Best Entry Enhanced Index Account Option, a percentage representing the maximum total reduction in the Initial Index Value allowed due to one or more resets.
Best Entry Reset Threshold – For a Best Entry Enhanced Index Account Option, the net percentage decrease in the Index Value necessary to reset the Initial Index Value on an Observation Day, comparing the Index Value at the beginning of the Crediting Period to the Index Value on that Observation Day.
Buffer – The Downside Protection Type for the available Index Account Options. If you select an Index Account Option, your investment will incur loss at the end of the Crediting Period for negative Index performance beyond the Buffer Rate. For example, if you select an Index Account Option with a Buffer Rate of 10%, and at the end of the Crediting Period the Index Change is -15%, your Index Credit Rate (i.e., your Index rate of return) would be -5%. If the negative Index performance does not go beyond the Buffer Rate, you will not incur loss as a result of that negative Index performance.
Buffer Rate – A percentage used to calculate the Index Credit Rate for an Index Account Option when the Index Change is negative.
Business Day – Any day when the New York Stock Exchange is open for regular trading.
Cap – A Growth Opportunity Type. If you select an Index Account Option with Cap, you will participate in positive Index performance at the end of the Crediting Period up to the Cap Rate, but no positive Index performance beyond the Cap Rate. For instance, if you select an Index Account Option with a Cap Rate of 10%, and at the end of the Crediting Period the Index Change is 5%, your Index Credit Rate (i.e., your Index rate of return) would be +5%. If the Index Change were 15%, your Index Credit Rate would be limited to +10%.
Cap Rate – For an Index Account Option with Cap, the percentage used to calculate the Index Credit Rate if the Index Change is positive.
Company (we, us, our) – Transamerica Life Insurance Company.
Credit Advantage – We currently offer certain Index Account Options with Growth Opportunity Types that are designated as “Credit Advantage.” You will pay an additional fee if you select one of these Index Account Options for investment. In exchange for the additional fee, these Index Account Options provide more upside potential, based on the rates we declare for their Growth Opportunity Types, than would be provided if their Growth Opportunity Types were not designated as “Credit Advantage.”
Credit Advantage Fee – The additional fee charged when you invest in an Index Account Option with a Credit Advantage Growth Opportunity Type. The additional fee will apply upon either (i) entering a new Crediting Period or (ii) reallocating into a previously locked Index Account Option upon exercise of Early Re-Entry.
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Crediting Period – The duration of an Allocation Account’s investment term, expressed in years. The Crediting Period is also the period of time during which the performance of an Index Account Option is linked to the performance of an Index.
Death Benefit – Upon the death of the Annuitant during the accumulation phase, an amount payable equal to the Policy Value, or if the GMDB Rider is in effect, the greater of the Policy Value or the GMDB. If the Owner is not the Annuitant, we will pay the Cash Value if the Owner predeceases the Annuitant during the accumulation phase.
Downside Protection Type – A feature of an Index Account Option that provides limited protection from negative Index performance. (Buffer is the only Downside Protection Type that we are currently offering as part of the Index Account Options.)
Early Re-Entry – A feature associated with Performance Lock+. Early Re-Entry, allows you to reallocate into a previously locked Index Account Option for the remainder of the Crediting Period. Currently not available with “Best Entry” Enhanced Index Account Option.
Edge and Edge+ – A Growth Opportunity Type. If you select an Index Account Option with Edge and Edge+, at the end of the Crediting Period:
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If the Index Change is positive or zero, the Index Credit will be positive. The Index Credit Rate (i.e., your Index rate of return) will equal the Edge+ Rate.
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If the Index Change is negative, but within the Buffer Rate, the Index Credit will be positive. The Index Credit Rate will equal the Edge Rate.
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If the Index Change is negative, and beyond the Buffer Rate, the Index Credit will be negative. The Index Credit Rate will equal the negative Index Change in excess of the Buffer Rate.
Edge Rate – For an Index Account Option with the Edge and Edge+ Growth Opportunity Type, the percentage used to calculate the Index Credit Rate if the Index Change is negative, but not in excess of the Buffer Rate.
Edge+ Rate – For an Index Account Option with the Edge and Edge+ Growth Opportunity Type, the percentage used to calculate the Index Credit Rate if the Index Change is positive or zero.
Fixed Account – The fixed interest account supporting the Fixed Account Option and the Performance Lock Account.
Fixed Account Option – The fixed interest investment option under the Policy.
Fixed Holding Account – The interest-bearing account generally in which premium payments are held until allocated to an Allocation Account.
GMDB Benefit Base – Under the Guaranteed Minimum Death Benefit rider, the GMDB Benefit Base equals the guaranteed minimum death benefit under the rider (including any increases for additional premium payments and reductions for withdrawals).
Good Order – The receipt by the Company, at our Administrative Office, of all information, documentation, instructions, and/or premium payment deemed necessary by the Company to issue the Policy or execute any transaction pursuant to the terms of the Policy.
Growth Opportunity Type – A feature of an Index Account Option that determines whether and the extent to which a positive Index Credit will apply at the end of a Crediting Period.
Guaranteed Minimum Death Benefit – The minimum death benefit provided by the Guaranteed Minimum Death Benefit (GMDB) rider. The guaranteed minimum death benefit will equal 100% of the Policy Value as of the rider effective date. Thereafter, over the life of the rider, the guaranteed minimum death benefit will increase dollar for dollar for subsequent premium payments and will be reduced for withdrawals. Reductions due to withdrawals may be proportionate, in which case the benefit will be reduced by more than the amount withdrawn. If the GMDB rider has been elected, the guaranteed minimum death benefit is only payable upon the death of the Annuitant during the accumulation phase.
The GMDB rider may be added to your Policy at the time of purchase, provided that the Annuitant is younger than age 81 as of the date that the Policy application is signed.
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For Policy applications signed on or after May 1, 2024, the GMDB rider may be a standard or optional benefit depending on the Annuitant’s age as of the date that the Policy application is signed. If the Annuitant is younger than age 71, the GMDB rider is a standard benefit that is automatically added to your Policy for no additional charge. If the Annuitant is age 71 to 80, the GMDB rider is an optional benefit, which if elected, is subject to an additional charge.
Index – The market index or exchange-traded fund to which an Index Account Option may be linked.
Index Account / Index Account Option – An index-linked investment option under the Policy.
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Index Account Option Value – The value of your investment in an Index Account Option at the end of a Crediting Period.
Index Base – The portion of the Policy Value allocated to an Index Account Option, less the sum of any reductions for withdrawals or fees and charges deducted from the Index Account Option since inception of a Crediting Period (or since reallocating into a previously locked Index Account Option for the remainder of the Crediting Period upon exercise of Early Re-Entry).
Index Change – The net percentage change in the Index Value between the first day of a Crediting Period and the last day of the Crediting Period. If Early Re-Entry was exercised, the Index Change for the remaining Crediting Period will be the net percentage change in the Index Value between the first day of the remaining Crediting Period and the last day of the Crediting Period.
Index Credit – A dollar amount of gain or loss reflected in your Index Account Option Value at the end of a Crediting Period. Index Credit may be positive, negative, or equal to zero.
Index Credit Rate – A percentage gain or loss used to calculate your Index Account Option Value at the end of a Crediting Period. The Index Credit Rate may be positive, negative, or equal to zero.
Index Value – The value of an Index at the end of a day. When the Index is a market index, the Index Value at the end of a day is the closing value of the Index for that day. When the Index is an exchange-traded fund, the Index Value at the end of a day is the closing share price of the fund for that day on the fund’s primary stock exchange. The Index Value on any day that is not a Business Day is the value of the Index at the end of the next Business Day. The Company relies on the Index Values reported by a third-party. If for any reason, the Index Value for a Business Day is not provided to the Company, the Index Value for that Business Day will be the most recently provided Index Value.
Initial Index Value – The Index Value on the first day of a Crediting Period. The Initial Index Value may be reset to a lower Index Value under a Best Entry Enhanced Index Account Option. If Early Re-Entry was exercised, the Initial Index Value for the remaining Crediting Period will be the Index Value on the first day of the remaining Crediting Period after reallocating into the previously locked Index Account Option.
Interim Value – The value of an Index Account Option on any Business Day during the Crediting Period, except the first and last day of the Crediting Period, used to determine the value of that Index Account for withdrawals, Surrender, annuitization, and the death benefit and to pay fees and charges. If you exercise Performance Lock, the “locked-in” gain or loss will be the Interim Value (less any Remaining Credit Advantage Fees and any other applicable charges) as of the Performance Lock Date. The Interim Value for a Business Day is calculated at the end of that Business Day.
Observation Day – For a Best Entry Enhanced Index Account Option, any day on which we observe the Index Value to determine whether to reset the Initial Index Value.
Observation Frequency – For a Best Entry Enhanced Index Account Option, the length of time (i) between the Crediting Period start date and the first Observation Day and (ii) between Observation Days.
Owner (you, your) – The person who may exercise all rights and privileges under the Policy, including the Owner and any joint Owner.
Participation – A Growth Opportunity Type. Currently, all Index Account Options with Participation are designated as “Credit Advantage,” which means an additional charge will apply to any Index Account Option with Participation. If you select an Index Account Option with Participation, you will participate in a percentage of positive Index performance at the end of the Crediting Period, and that percentage will be the Participation Rate. For instance, if you select an Index Account Option with Participation and a Participation Rate of 80%, and at the end of the Crediting Period the Index Change is 10%, your Index Credit Rate would be +8%.
Participation Rate – For an Index Account Option with Participation, the percentage used to calculate the Index Credit Rate if the Index Change is positive.
Performance Lock – A feature associated with Performance Lock+. Performance Lock may be exercised for any Index Account Option on any Business Day between the first and last day of the Crediting Period. If you exercise the Performance Lock feature, your Interim Value as of the Performance Lock Date (less any Remaining Credit Advantage Fees and any other applicable charges) will be “locked-in.” You will no longer participate in any Index performance (positive or negative) for that Index Account Option, and no Index Credit will be applied at the end of the Crediting Period for that Index Account Option (unless Early Re-Entry is exercised).
You may exercise Performance Lock for one, some, or all of your Index Account Options. If you have multiple ongoing Crediting Periods for the same Index Account Option, you may exercise Performance Lock for one, some, or all of them. You may decide not to exercise Performance Lock at all.
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Performance Lock Account – An interest-bearing account to which your locked-in Interim Value (less any Remaining Credit Advantage Fees and any other applicable charges) will be transferred upon exercising Performance Lock for an Index Account Option. The amount held in the Performance Lock Account will be credited compound interest daily based on the annual interest rate in effect on that day and will be reduced on a dollar-for-dollar basis for any fees, charges, or withdrawals deducted from the Performance Lock Account. The Performance Lock Account is part of our Fixed Account. If you exercise Performance Lock multiple times (for different Index Account Options or different Crediting Periods for the same Index Account Option) within a one-year period, amounts held in the Performance Lock Account that are attributable to one exercise of Performance Lock will be treated as distinct from any amounts attributable to another exercise of Performance Lock.
Performance Lock Date – If you exercise the Performance Lock feature for an Index Account Option, the date as of which your Interim Value for that Index Account Option (less any Remaining Credit Advantage Fees and any other applicable charges) is locked-in.
Policy – The Transamerica Structured Index Advantage® Annuity.
Policy Anniversary – The anniversary of the Policy Date for each year the Policy remains in force. If a certain date does not exist in a given month, the first day of the following month will be used.
Policy Date – The date on which the Policy becomes effective.
Policy Value – The amount that represents the value of your investment in the Accounts.
Policy Year – The 12-month period following the Policy Date. The first Policy Year starts on the Policy Date. Each subsequent Policy Year starts on the Policy Anniversary.
Premium Payment – An amount paid to us by or on behalf of an Owner, as consideration for the benefits provided under the Policy.
Remaining Credit Advantage Fees – Applicable only to an Index Account Option subject to a Credit Advantage Fee. Remaining Credit Advantage Fees equal the total Credit Advantage Fee less any Credit Advantage Fees that were previously assessed.
Surrender – A full withdrawal of cash value and termination of the Policy.
Withdrawal – A withdrawal of cash value from the Policy that is less than a Surrender. Any withdrawal that you request includes: one-time withdrawals, automatic withdrawals under the systematic payout option, withdrawals taken to satisfy minimum required distributions under the Internal Revenue Code, withdrawals of the surrender charge-free amount (a surrender charge-free withdrawal), withdrawals under the Nursing Care and Terminal Condition Waiver, withdrawals under the Unemployment Waiver.

OVERVIEW OF THE POLICY
PURPOSE
The Transamerica Structured Index Advantage® Annuity is an individual flexible premium deferred index-linked annuity policy. You can use the Policy to accumulate funds for retirement or other long-term financial planning purposes on a tax-deferred basis, and you may choose to convert those accumulated funds into a stream of guaranteed income payments from us. The amount of money that you are able to accumulate under your Policy will depend upon the performance of the investment options you select, the fees and charges deducted from your Policy, and the actions that you take with respect to your Policy, such as whether and when you take withdrawals. The Policy also includes a Death Benefit to help you financially protect your designated beneficiaries.
The Policy is designed primarily for investors who expect to remain invested in an Allocation Account until the end of its Crediting Period and may be appropriate for you if you have a long investment time horizon. This Policy is not designed for people who expect to take early or frequent withdrawals based on their liquidity needs. You should consult with a financial professional.
PHASES OF THE POLICY
The Policy, like all deferred annuity policies, has two phases: (1) an “accumulation phase” for retirement savings and (2) an “income phase” for a stream of income.
The Accumulation Phase
To help you accumulate assets during the accumulation phase, you can invest your premium payments in (and at certain times transfer Policy Value among) the Policy’s available Allocation Accounts. The available Allocation Accounts currently include several Index Account Options and a Fixed Account Option, which are summarized below. Additional information about each Allocation Account is provided in APPENDIX A: INVESTMENT OPTIONS AVAILABLE UNDER THE POLICY.
Index Account Options. Each Index Account Option is linked to the performance of an Index for a Crediting Period. We are currently offering Index Account Options with a 1-year, 2-year, or 6-year Crediting Period. Not all Crediting Period lengths are available with all Index Account Options. We will apply an Index Credit (i.e., positive or negative interest) at the end of a Crediting Period to amounts allocated to an Index Account Option based, in part, on the performance of the Index (i.e., the Index Change). You could lose a significant amount of money if the Index declines in value.
We limit the amount of negative Index Change used in calculating Index Credit for an Index Account Option at the end of its Crediting Period. Each Index Account Option provides a level of protection against a negative Index Change based on the applicable Downside Protection Type and associated rate. The only Downside Protection Type that we currently offer is Buffer, and each Index Account Option’s Buffer has an associated Buffer Rate. A Buffer provides only limited protection from a negative Index Change. A negative Index Change in excess of the Buffer Rate will result in loss, which could be significant. For example, if the Index Change is -25% and the Buffer Rate is 10%, we will apply a -15% Index Credit (the amount of negative Index Change that exceeds the Buffer Rate) at the end of the Crediting Period, meaning you will experience a 15% loss.
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An Index Account Option with a 10% Buffer Rate will always be available under the Policy.
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In the future, if we offer a new Index Account Option that includes a Buffer:
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For Policies with applications signed on or after May 1, 2024, there is no pre-specified minimum Buffer Rate. While we will not offer any Index Account Options that provide for no downside protection, we may offer Index Account Options that provide only minimal limits on Index losses.
We may limit the positive Index Change used in calculating Index Credit for an Index Account Option at the end of its Crediting Period. Each Index Account Option has a Growth Opportunity Type that may limit your positive Index returns. The only Growth Opportunity Types that we currently offer are (i) Cap, with an associated Cap Rate; (ii) Participation, with an associated Participation Rate; and (iii) Edge and Edge+, with an associated Edge Rate and Edge+ Rate. These Growth Opportunity Types may limit positive Index returns in the following manner:
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Cap – If you select an Index Account Option with Cap, you will participate in a positive Index Change up to the Cap Rate, but no positive Index Change beyond the Cap Rate. For instance, if you select an Index Account Option with a Cap Rate of 5%, and at the end of the Crediting Period the Index Change is 15%, your Index Credit Rate would be +5%, meaning you will experience a 5% gain.
The lowest Cap Rate that may be established under the Policy is 2%.
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Participation – If you select an Index Account Option with Participation, you will participate in a percentage of a positive Index Change, and that percentage will be the Participation Rate. For instance, if you select an Index Account Option with a Participation Rate of 80%, and at the end of the Crediting Period the Index Change is 10%, your Index Credit Rate would be +8%, meaning you will experience an 8% gain (i.e., 10% x 80% = 8%). Please note:

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A Participation Rate equal to 100% means that you will fully participate in a positive Index Change.
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A Participation Rate less than 100% means that you will not fully participate in a positive Index Change.
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We may declare Participation Rates greater than 100%, which would have the effect of increasing your Index Credit Rate beyond the Index Change.
Currently, all Index Account Options with Participation have a 6-year Crediting Period. Also, they are all designated as “Credit Advantage,” which means an additional charge will apply for any Index Account Option with Participation that you select.
For Policies with applications signed on or after May 1, 2024, the lowest Participation Rate that may be established under the Policy is 10%. For an Index Account Option with a Participation Rate of 10%, and at the end of the Crediting Period the Index Change is 10%, your Index Credit Rate would be +1%, meaning you will experience a 1% gain (i.e., 10% x 10% = 1%).
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Edge and Edge+ – If you select an Index Account Option with Edge and Edge+, a positive Index Credit will apply at the end of the Crediting Period if the Index Change is positive, zero, or to a limited extent, negative.
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If the Index Change is positive or zero, the Index Credit Rate will be positive, equal to the Edge+ Rate. For example, if you select an Index Account Option with an Edge Rate of 5% and an Edge+ Rate of 7%, and at the end of the Crediting Period the Index Change is 10%, your Index Credit Rate would be +7% (i.e., the Edge+ Rate).
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If the Index Change is negative, but within the Buffer Rate, the Index Credit Rate will be positive, equal to the Edge Rate. For example, if you select an Index Account Option with a Buffer Rate of 10%, an Edge Rate of 5%, and an Edge+ Rate of 7%, and at the end of the Crediting Period the Index Change is -6%, your Index Credit Rate would be +5% (i.e., the Edge Rate).
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If the Index Change is negative, and beyond the Buffer Rate, your Index Credit Rate will be negative. The negative Index Credit Rate will equal the negative Index Change in excess of the Buffer Rate.
The lowest Edge Rate and Edge+ Rate that may be established under the Policy is 2%.
We currently offer two categories of Index Account Options: “Basic Index Account Options” and “Enhanced Index Account Options.”
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Each available Basic Index Account Option has the following design elements: an Index; a Crediting Period (1, 2, or 6 years); Buffer as its Downside Protection Type; and Cap, Participation, or Edge and Edge+ as the Growth Opportunity Type.
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Each available Enhanced Index Account Option has the following design elements: an Index, a 6-year Crediting Period, Buffer as its Downside Protection Type, and Cap as the Growth Opportunity Type. In addition, unlike Basic Index Account Options, each Enhanced Index Account Option has an additional feature (e.g., reset feature) that may help to increase Index gains or decrease Index losses, but is not guaranteed to do so.
Currently, we are only offering one type of Enhanced Index Account Option: “Best Entry.” Each “Best Entry” Enhanced Index Account Option has an Initial Index Value reset feature. With this feature, the Initial Index Value may automatically reset from the Index Value on the Crediting Period start date to a lower Index Value that occurred after the Crediting Period began. This may help to increase Index gains or decrease Index losses in the event that the Index declines in value during a specified time period after the Crediting Period start date.
We expect to add and remove investment options from time to time. We will always offer the following Index Account Option: S&P 500® Index, 1-Year Crediting Period, Buffer (Buffer Rate: 10%), Cap (Cap Rate: no lower than 2.00%), no Credit Advantage Fee (subject to our right of Index substitution).
Fixed Account Option. If you invest in the Fixed Account Option, we guarantee your principal and a fixed annual interest rate for a 1-year Crediting Period. We will credit compound interest daily throughout the Crediting Period based on the annual interest rate we declared for that Crediting Period.
The Income Phase
After your third Policy Anniversary (or earlier if required by state law), you may elect to annuitize your Policy, converting your accumulated assets into a stream of guaranteed income payments from us. This is the Policy’s income phase. The Policy includes multiple fixed income options from which you can select.
If you have not annuitized your Policy by the Policy Anniversary on or following the Annuitant’s 99th birthday (or earlier if required by state law), your Policy will automatically enter the income phase. If you have not elected a fixed income option at that time, the fixed income option “Life with 10 Years Certain” will be selected for you unless we agree to another method of payment.

When your Policy enters the income phase, the accumulation phase ends. You cannot invest in any Allocation Accounts during the income phase, and you cannot withdraw money from your Policy during the income phase. The death benefit from the accumulation phase terminates at the beginning of the income phase (including the GMDB rider, if applicable), although certain fixed income options may provide for an amount payable upon death.
POLICY FEATURES
Credit Advantage. If you invest in an Index Account Option (Basic or Enhanced) with a Growth Opportunity Type designated as “Credit Advantage,” each time you (a) enter a new Crediting Period for that Index Account Option or (b) reallocate into the remaining Crediting Period for that Index Account Option upon exercise of Early Re-Entry, you will pay an additional fee. In exchange for the additional fee, the Growth Opportunity Type will provide more upside potential, based on the rates we declare, than would be provided if the Growth Opportunity Type were not designated as Credit Advantage. There is no guarantee that the increased upside potential of a Credit Advantage Growth Opportunity Type will result in gains at least equal to the additional fee or any gains at all. The additional fee will increase any losses and may decrease any gains.
Performance Lock+. On any Business Day between the first and last day of the Crediting Period for an Index Account Option, you may exercise the Performance Lock feature. If you exercise Performance Lock, your Interim Value (less any Remaining Credit Advantage Fees and any other applicable charges) on the Performance Lock Date is “locked-in” and transferred to the Performance Lock Account, where it will remain until the next Allocation Anniversary unless (a) earlier withdrawn or annuitized or (b) Early Re-Entry is exercised. The amount held in the Performance Lock Account will be credited compound interest daily based on the annual interest rate in effect on that day, and will be reduced on a dollar-for-dollar basis for any fees, charges, or withdrawals deducted from the Performance Lock Account. If you exercise Performance Lock, and do not subsequently exercise Early Re-Entry, you will not participate in Index performance and you will not receive an Index Credit at the end of the Crediting Period. Performance Lock is irrevocable once exercised. You will not know the locked-in Interim Value upon exercising Performance Lock. If you lock-in a negative Interim Value adjustment, you will be locking-in a loss, which could be significant.
Performance Lock is available for all Index Account Options. Early Re-Entry is available for all Index Account Options except “Best Entry” Enhanced Index Account Options. You may exercise Performance Lock and Early Re-Entry multiple times during the same Crediting Period. Please note that each time you exercise Early Re-Entry for an Index Account Option designated as “Credit Advantage,” you will owe Credit Advantage Fees for the remaining Crediting Period.
Access to Your Money. You may Surrender your Policy, or withdraw a portion of your Policy Value, at any time during the accumulation phase. However, a Surrender or withdrawal is subject to significant risk, including the following:
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A Surrender or withdrawal may result in surrender charges, negative Interim Value adjustments, taxes, and tax penalties, as well as the deduction of Policy fees and charges.
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A withdrawal (or Policy fee or charge deducted) prior to the end of a Crediting Period for an Index Account Option will result in a proportionate reduction to your Index Base. The reduction may be greater than the amount withdrawn (or fee or charge deducted). The reduced Index Base will result in lower Interim Values for the remainder of the Crediting Period and less gain (if any) or more loss at the end of the Crediting Period. The negative impact to your Policy Value may be significant.
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A withdrawal will reduce the death benefit, perhaps significantly. If the GMDB rider has been elected, the death benefit will be subject to a reduction that may be greater than the amount withdrawn.
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Automatic withdrawals under the systematic payout option, and minimum required distributions will repeatedly expose you to the risks and consequences of withdrawals.
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Upon Surrender, your Policy and all of its benefits will terminate, including the death benefit.
You should consult with your financial professional about the risks associated with a Surrender or withdrawal.
Additional Premium Payments. You may make additional premium payments during the accumulation phase, subject to certain restrictions. An additional premium payment may be invested in one or more of the Allocation Accounts that are available for investment at that time.
Fixed Holding Account. Before an initial or additional premium payment is allocated to an Allocation Account, it will be held in the Fixed Holding Account until the next upcoming 1st, 8th, 15th, or 22nd calendar day of any month, whichever occurs first. On such day, the premium payment (plus any accrued interest) will be allocated to the appropriate Allocation Account(s) and the Crediting Period(s) will begin on that day. Amounts held in the Fixed Holding Account are credited compound interest daily.
Tax Treatment. Earnings (if any) under your Policy are generally tax-deferred. Income taxes generally apply only upon making a Surrender or withdrawal, receiving a payment from us, or payment of the death benefit. Amounts withdrawn from the Policy may also be subject to a 10% additional tax, in addition to ordinary income taxes, if taken before age 59½.

Death Benefit. The Policy has either (a) a Guaranteed Minimum Death Benefit under the GMDB rider or (b) a Policy Value / cash value death benefit. If your Policy does not include the GMDB rider, the Policy Value / cash value death benefit will apply. Once your Policy is issued, your death benefit cannot be changed.
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Guaranteed Minimum Death Benefit (GMDB Rider). The GMDB rider may be added to your Policy at the time of purchase, provided that the Annuitant is younger than age 81 as of the date that the Policy application is signed.
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For Policy applications signed on or after May 1, 2024, the GMDB rider may be a standard or optional benefit depending on the Annuitant’s age as of the date that the Policy application is signed. If the Annuitant is younger than age 71, the GMDB rider is a standard benefit that is automatically added to your Policy for no additional charge. If the Annuitant is age 71 to 80, the GMDB rider is an optional benefit, which if elected, is subject to an additional charge.
The GMDB rider may only be added to your Policy at the time you purchase the Policy (under limited circumstances, the GMDB rider may be re-elected after termination of the rider, following the death of the Owner or Annuitant). The GMDB rider provides for a guaranteed minimum death benefit equal to total premium payments, reduced for withdrawals, and is payable only upon the death of the Annuitant during the accumulation phase. If the Owner (who is not also the Annuitant) pre-deceases the Annuitant, the death benefit will be equal to the Policy’s cash value (i.e., the Policy Value less any applicable surrender charge).
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Policy Value / Cash Value Death Benefit. If the GMDB rider is not in effect under your Policy, the Policy includes a Policy Value or cash value death benefit for no additional charge. Upon the death of the Annuitant during the accumulation phase, the death benefit will equal the Policy Value (i.e., the total value of your investment in the Accounts, with no deduction for any surrender charges). Upon the death of the Owner (who is not also the Annuitant), the death benefit will be equal to the Policy’s cash value (i.e., the Policy Value less any applicable surrender charge).
POLICY ADJUSTMENTS
You could lose a significant amount of money due to a negative Interim Value adjustment if amounts are removed from an Index Account Option prior to the end of a Crediting Period. An Interim Value adjustment will apply if any of the following transactions occur prior to the end of a Crediting Period for an Index Account Option: (i) a fee or charge is deducted from that Index Account Option; (ii) you take a Surrender or any withdrawal from that Index Account Option; (iii) the Policy is annuitized; (iv) the death benefit is calculated; or (v) you exercise the Performance Lock feature for that Index Account Option. An Interim Value adjustment may be positive, negative, or equal to zero. A negative Interim Value Adjustment will result in loss.

IMPORTANT INFORMATION YOU SHOULD CONSIDER ABOUT THE POLICY

	FEES, EXPENSES, AND ADJUSTMENTS	Location in Prospectus
Are There Charges or Adjustments for Early Withdrawals?
Yes.
Surrender Charges. If you Surrender or withdraw money from the Policy during the first six years after you purchase the Policy or make an additional premium payment, you may be assessed a surrender charge of up to 8% (as a percentage of premium payments Surrendered or withdrawn). For example, if you were to make an early withdrawal, you could pay a surrender charge of up to $8,000 on a $100,000 investment. This loss will be greater if there are negative Interim Value adjustments, taxes, or tax penalties.
Interim Value Adjustments. If all or a portion of your Policy Value is removed from an Index Account Option before the end of its Crediting Period, an Interim Value adjustment will apply, which may be negative. In extreme circumstances, it is possible to lose up to 100% of your investment in an Index Account Option due to the application of a negative Interim Value adjustment (i.e., a complete loss of your principal and any prior earnings). For example, if you allocated $100,000 to an Index Account Option with 2-year Crediting Period and make a withdrawal before the 2 years have ended, you could lose up to $100,000 due to a negative Interim Value adjustment. This loss will be greater if you also have to pay surrender charges, taxes, or tax penalties.
An Interim Value adjustment will apply if any of the following transactions occur prior to the end of a Crediting Period for an Index Account Option: (i) a fee or charge is deducted; (ii) you take a Surrender or any withdrawal; (iii) the Policy is annuitized; (iv) the death benefit is calculated; or (v) you exercise the Performance Lock feature.
FEE TABLE EXPENSES AND ADJUSTMENTS – SURRENDER CHARGES INTERIM VALUE ADJUSTMENT
Are There Transaction Charges?	Yes. In addition to surrender charges and Interim Value adjustments, you may also be assessed a fee for requesting special services (e.g., overnight delivery).	FEE TABLE EXPENSES AND ADJUSTMENTS – SPECIAL SERVICE FEES
Are There Ongoing Fees and Expenses?
Yes.
There is an implicit ongoing fee on the Index Account Options to the extent that your participation in Index gains is limited by either a Cap Rate, Participation Rate, or an Edge Rate or Edge+ Rate. This means that your returns may be lower than the Index’s returns. In exchange for accepting a limit on Index gains, you will receive some protection from Index losses. This implicit ongoing fee is not reflected in the tables below.
The table below describes the fees and expenses that you may pay each year, depending on the Allocation Accounts and optional benefits you choose. Please refer to your Policy specification page for information about the specific fees you will pay each year based on the options you have elected.
FEE TABLE EXPENSES AND ADJUSTMENTS APPENDIX A: INVESTMENT OPTIONS AVAILABLE UNDER THE POLICY

Annual Fee	Minimum	Maximum
Base Contract	0.00%[1]	3.25%[2,3]
Optional benefits available for an additional charge (for a single optional benefit, if elected)	0.50%[4]	0.50%[4]

1.     Reflects the current annual service charge. The current annual service charge is $0 or 0%.
2.     The annualized fee percentage if you invest in an Index Account Option with a Growth Opportunity Type designated as “Credit Advantage,” as a percentage of your Policy Value allocated to that Index Account Option on the first day of the Crediting Period. If you take a full withdrawal of the Index Account Value with Credit Advantage or exercise your Performance Lock with Credit Advantage, the entire Credit Advantage Fee becomes due. If you withdraw after 1 year, you will still owe the remaining 7.5% for a 6-year Crediting Period.
3.     Includes a 2% service charge. The maximum annual service charge is the lesser of $50 or 2% (as a percentage of your Policy Value as of your Policy Anniversary, before the deduction of any fees or charges).
4.     The fee for the optional GMDB rider (as a percentage of the GMDB Benefit Base), applicable to Issue Ages 71-80. There is no charge for the GMDB rider for Issue Ages 0-70.
Because your Policy is customizable, the choices you make affect how much you will pay. To help you understand the cost of owning your Policy, the following table shows the lowest and highest cost you could pay each year based on current charges. This estimate assumes that you do not take withdrawals from the Policy, which could add surrender charges and negative Interim Value adjustments that substantially increase costs.

Lowest Annual Cost $0	Highest Annual Cost $1,759

Assumes:
•      Investment of $100,000 in an Index Account Option
•      5% annual appreciation
•      No Credit Advantage
•      GMDB Rider (Issue Age 0-70)
•      No sales charges
•      No additional premium payments, transfers, or withdrawals

Assumes:
•      Investment of $100,000 in an Index Account Option
•      5% annual appreciation
•      Credit Advantage
•      GMDB Rider (Issue Age 71-80)
•      No sales charges
•      No additional premium payments, transfers, or withdrawals.
•      0% Interim Value adjustments

	RISKS	Location in Prospectus
Is There a Risk of Loss From Poor Performance?
Yes.
•      You can lose money by investing in this Policy, including the loss of principal.
•      Each available Index Account Option has a Buffer downside feature that provides only limited protection against any negative Index rate of return that may be charged to your investment at the end of a Crediting Period.
•      At the end of a Crediting Period, the maximum amount of loss that you could experience from negative Index performance, after taking into account the current limits on Index loss provided under the Policy, is 90% for an Index Account Option with a 10% Buffer Rate, 85% for an Index Account Option with a 15% Buffer Rate, or 80% for an Index Account Option with a 20% Buffer Rate
•      We will always offer an Index Account Option with a 10% Buffer Rate.
PRINCIPAL RISKS OF INVESTING IN THE POLICY
Is this a Short-Term Investment?
No.
•      This Policy is not a short-term investment and is not appropriate for an investor who needs ready access to cash.
•      The Policy’s tax deferral and long-term income features are generally more beneficial to investors with a long time horizon.
•      Amounts withdrawn from the Policy may result in surrender charges, taxes, and tax penalties. Withdrawals could result in significant reductions to Policy value, the death benefit and Policy benefits. In addition, withdrawing or otherwise removing amounts from an Index Account Option before the end of its Crediting Period may result in a negative Interim Value adjustment and loss of positive Index performance.
•      Partial withdrawals taken, and fees and charges deducted, from an Index Account Option before the end of its Crediting Period will result in a proportionate reduction to your Index Base. The reduction to your Index Base may be greater than the amount withdrawn or the fee or charge deducted. Reductions to your Index Base will result in lower Interim Values for the remainder of the Crediting Period and less Index Credit (if any) at the end of the Crediting Period. The negative impact to your Policy Value may be significant.
•      At the end of a Crediting Period, Policy Value in the matured Allocation Account will be reinvested, transferred, withdrawn, or annuitized per your instructions. In the absence of such instructions, Policy Value in the matured Allocation Account will be automatically reinvested in the same Allocation Account for another Crediting Period (with the Cap Rate, Participation Rate, Edge Rate and Edge+ Rate, or annual interest rate applicable to a new Crediting Period). If the matured Allocation Account is no longer available for investment, Policy Value in the matured Allocation Account will be automatically transferred to the Fixed Account Option with a 1-year Crediting Period by default.
PRINCIPAL RISKS OF INVESTING IN THE POLICY

What are the Risks Associated with the Investment Options?
•      An investment in this Policy is subject to the risk of poor investment performance and can vary depending on the performance of the Allocation Accounts available under the Policy.
•      Each Allocation Account, including each Index Account Option and the Fixed Account Option, has its own unique risks. You should review the available Allocation Accounts before making an investment decision. The Cap Rate, Participation Rate, or Edge Rate and Edge+ Rate for an Index Account Option, as applicable, may limit positive Index returns (e.g., limited upside). This limit may result in you earning less than the Index’s return. For example:
o     If the Index Change is 12% and the Cap Rate is 4%, we will apply an Index Credit equal to +4% at the end of the Crediting Period.
o     If the Index Change is 12% and the Participation Rate is 50%, we will apply an Index Credit equal to +6% (i.e., 12% x 50% = 6%) at the end of the Crediting Period.
o     If the Index Change is 12% and the Edge+ Rate is 5%, we will apply an Index Credit equal to +5% at the end of the Crediting Period.
•      While the Edge and Edge+ Growth Opportunity Type may provide for a positive Index Credit in the event of negative Index performance, there is no guarantee of investment gain. Like any other Index Account Option, a negative Index Change in excess of the Buffer Rate will result in loss, which could be significant.
•      The Buffer Rate for an Index Account Option will limit negative Index returns (e.g., limited protection in the case of market decline). For example, if the Index Change is -25% and the Buffer Rate is 10%, we will apply an Index Credit equal to -15% (the amount of negative Index Change that extends beyond the Buffer Rate) at the end of the Crediting Period, meaning your contract value will decrease by 15%. You bear all loss that exceeds the buffer.
•      Each “Best Entry” Enhanced Index Account Option has an Initial Index Value reset feature that may help to increase Index gains or decrease Index losses, but it is not guaranteed to do so. Furthermore, these Index Account Options are subject to the same risks associated with Cap (i.e., limited upside) and Buffer (i.e., limited protection).
•      For each Index, Index performance is on a “price return” basis, not a “total return” basis, and therefore does not reflect dividends paid on the securities composing the Index. Certain Indexes also deduct fees and costs that will reduce Index performance. These factors will reduce the Index return and cause the Index to underperform a direct investment in the securities composing the Index or a direct investment in an ETF serving as an Index.
PRINCIPAL RISKS OF INVESTING IN THE POLICY
What are the Risks Related to the Insurance Company?	An investment in the Policy is subject to risks related to the Company. Any obligations (including under the Fixed Account and the Index Accounts), guarantees or benefits under the Policy are subject to our claims-paying ability. If we experience financial distress, we may not be able to meet our obligations to you. More information about Transamerica Life Insurance Company, including our financial strength ratings, is available by visiting transamerica.com or by calling toll-free (800) 525-6205.	PRINCIPAL RISKS OF INVESTING IN THE POLICY

	RESTRICTIONS	Location in Prospectus
Are There Restrictions on the Investment Options?
Yes. There may be restrictions that limit the Allocation Accounts you may choose, and there are limitations on the transfer of Policy Value among Allocation Accounts.
•      Transfers from an Allocation Account are permitted only at the end of the Allocation Account’s Crediting Period (or on the next Allocation Anniversary if you exercised Performance Lock but not Early Re-Entry).
•      The Fixed Account Option may not always be available for investment.
•      We reserve the right to add or remove Index Account Options. We guarantee that the following Index Account Option will always be available for investment (subject to our right of Index substitution): S&P 500® Index, 1-Year Crediting Period, Buffer (Buffer Rate: 10%), Cap (Cap Rate: no lower than 2.00%), no Credit Advantage Fee. This may be the only Index Account Option that we offer in the future.
•      Each Index Account Option’s limit on Index losses (i.e., Buffer Rate) will not change for so long as that Index Account Option remains available. However, because we reserve the right to add and remove Index Account Options, the limits on Index loss offered under the Policy may change from one Crediting Period to the next.
•      We may change the features of an Index Account Option from one Crediting Period to the next, including the Index and the current limit on Index gain (i.e., the Cap Rate, Participation Rate, or Edge Rate and Edge+ Rate, subject to minimum guarantees).
•      We reserve the right to substitute the Index for an Index Account Option during its Crediting Period.
•      We reserve the right to limit or refuse additional premium payments.
•      Certain Allocation Accounts may not be recommended by your financial intermediary or be available in your state. Please see Appendix D: State Variations for additional information.

PREMIUM PAYMENTS
FIXED ACCOUNT OPTION
INDEX ACCOUNT OPTIONS
SELECTING ALLOCATION ACCOUNTS FOR INVESTMENT
APPENDIX A: INVESTMENT OPTIONS AVAILABLE UNDER THE POLICY
APPENDIX D: STATE VARIATIONS
APPENDIX E: FINANCIAL INTERMEDIARY VARIATIONS

Are There any Restrictions on Policy Benefits?
Yes. There are restrictions and limitations relating to the benefits offered under the Policy (e.g., death benefits, Performance Lock).
•      Except as otherwise provided, Policy benefits may not be modified or terminated by the Company.
•      For Performance Lock+:
o     Exercising Performance Lock for an Index Account Option will result in an Interim Value adjustment, which may be negative and result in significant loss.
o     Exercising Early Re-Entry will re-expose your investment to the possibility of Index losses, negative Interim Value adjustments, and reductions to your Index Base.
o     Early Re-Entry is not available for all Index Account Options.
•       Withdrawals may significantly reduce the death benefit.
INDEX ACCOUNT OPTIONS – PERFORMANCE LOCK ACCESS TO YOUR MONEY BENEFITS AVAILABLE UNDER THE POLICY DEATH BENEFIT APPENDIX D: STATE VARIATIONS APPENDIX E: FINANCIAL INTERMEDIARY VARIATIONS

•      If you own the GMDB rider, a withdrawal will proportionately reduce the death benefit. The proportionate reduction could be greater than the amount withdrawn.
•      A benefit may not be recommended by your financial intermediary or be available in your state.

	TAXES	Location in Prospectus
What are the Policy’s Tax Implications?
•      You should consult with a tax professional to determine the tax implications of an investment in and payments received under the Policy.
•      If you purchase the Policy as an individual retirement account (IRA) or through a tax qualified plan, you do not get any additional tax benefit.
•      You will generally not be taxed on increases in the value of your Policy until they are withdrawn. Earnings on your Policy are taxed at ordinary income tax rates when withdrawn, and you may have to pay a penalty if you take a withdrawal before age 59½.
TAX INFORMATION
	CONFLICTS OF INTEREST	Location in Prospectus
How are Investment Professionals Compensated?	Your investment professional may receive compensation for selling this Policy to you, in the form of commissions, additional cash benefits (e.g., bonuses), and non-cash compensation. Our affiliate, Transamerica Capital, LLC, is the principal underwriter and may share the revenue we earn on this Policy with your investment professional’s firm. In addition, we may pay all or a portion of the cost of affiliates’ operating and other expenses. This conflict of interest may influence your investment professional to recommend this Policy over another investment for which the investment professional is not compensated or for which the professional is compensated less.	DISTRIBUTION
Should I Exchange My Policy?	If you already own an insurance contract, some investment professionals may have a financial incentive to offer you a new contract in place of the one you own. You should only exchange a contract you already own if you determine, after comparing the features, fees, and risks of both contracts, and any fees or penalties to terminate the existing contract, that it is better for you to purchase the new contract rather than continue to own your existing contract.	DISTRIBUTION

BENEFITS AVAILABLE UNDER THE POLICY
The following table summarizes information about the benefits available under the Policy.
The availability of Policy benefits may vary depending on the financial intermediary through which the Policy is sold. See APPENDIX E – FINANCIAL INTERMEDIARY VARIATIONS in the prospectus.
Name of Benefit	Purpose	Standard or Optional	Maximum Fee	Brief Description of Restrictions/Limitations
Credit Advantage	Provides increased upside potential based on the current limit on Index gains we declare for a designated Index Account Option.	Standard	1.25% (as an annualized percentage of Policy Value allocated to the Index Account Option on first day of a new Crediting Period or the remaining Crediting Period upon exercise of Early Re-Entry)
●
Only available with select Index Account Options.
●
Additional fee applies only if you select an Index Account Option with a Growth Opportunity Type designated as Credit Advantage.
●
Additional fee will increase losses or decrease gains.
●
No guarantee that the increased upside potential will result in gains at least equal to the additional fee or any gains at all.
●
No guarantee that the Index Account Option will outperform an Index Account Option without Credit Advantage.
●
Fee applies for each new Crediting Period and upon each exercise of Early Re-Entry, if the Index Account Option is designated as Credit Advantage.

Performance Lock (Performance Lock+)	Allows you to lock-in an Interim Value for an Index Account Option prior to the end of a Crediting Period.	Standard	No Charge
●
An Interim Value adjustment will apply, which may be negative.
●
The Downside Protection Type will not apply. Losses could be significant.
●
You will not know the locked-in Interim Value in advance.
●
Exercise is irrevocable.
●
We will not provide advice, notification, or warning regarding exercise.
●
Locked-in amount is transferred to the Performance Lock Account, where it remains until the next Allocation Anniversary unless (a) earlier withdrawn or annuitized or (b) Early Re-Entry is exercised..
●
Amounts in the Performance Lock Account do not participate in Index performance. No Index Credit will be applied after exercise.

Early Re-Entry (Performance Lock+)	Allows you to reallocate into a previously locked Index Account Option for the remainder of the Crediting Period.	Standard	No Charge Credit Advantage Fees May Apply Upon Exercise
●
Re-exposes investment to Index losses, negative Interim Value adjustments, and proportional reductions to Index Base.
●
Original Buffer Rate will apply.
●
Cap Rate, Participation Rate, or Edge and Edge+ Rate will be reset and will be lower than original rate(s) for the Crediting Period.
●
Exercising Early Re-Entry for an Index Account Option designated as Credit Advantage will cause you to incur additional Credit Advantage Fees.
●
Exercise is irrevocable.
●
We will not provide advice, notification, or warning regarding exercise.
●
Not available for Best Entry Index Account Options.

Policy Value / Cash Value Death Benefit	Upon the death of the Annuitant, pays a death benefit equal to Policy Value. Upon the death of the Owner (who is not also the Annuitant), pays a death benefit equal to Policy cash value.	Standard	No Charge	● Terminates upon Annuitization. ● Benefit may be significantly reduced by withdrawal. ● Benefit may be subject to an Interim Value adjustment, which may be negative.
Guaranteed Minimum Death Benefit Rider
Provides for a guaranteed minimum death benefit equal to total premium payments, reduced for withdrawals, payable upon death of the Annuitant. Upon the death of the Owner (who is not also the Annuitant), pays a death benefit equal to Policy cash value.
		Standard or Optional	If Standard: No Charge If Optional: 0.50% (as an annualized percentage of the GMDB Benefit Base)
●
Available only at Policy purchase and, under limited circumstances, may be re-elected after death.
●
Annuitant must be younger than age 81 to elect.
●
For Policy applications signed on or after May 1, 2024:
o
If the Annuitant is younger than age 71, rider is a standard benefit automatically added for no additional charge.
o
If the Annuitant is age 71 to 80, rider is an optional benefit subject to an additional charge.

Surrender Charge-Free Amount	An amount that may be withdrawn each Policy Year without incurring surrender charges.	Standard	No Charge
●
Withdrawals may be subject to negative Interim Value adjustments, taxes, tax penalties, and reductions to the death benefit and Index Bases.
●
Unused surrender charge-free amounts not available in future Policy Years.

RMD Surrender Charge Waiver	Waives surrender charges on withdrawals taken to satisfy required minimum distributions.	Standard	No Charge	● RMD amount based solely on the Policy. ● Withdrawals may be subject to negative Interim Value adjustments, taxes, and reductions to the death benefit and Index Bases.

Nursing Care and Terminal Condition Waiver	Waives surrender charges if you or your spouse are confined to a nursing home or have terminal illness.	Standard	No Charge
●
Withdrawals under waiver are subject to a $1,000 minimum.
●
Qualifying conditions related to nursing home stay and terminal illness apply.
●
Withdrawals may be subject to negative Interim Value adjustments, taxes, tax penalties, and reductions to the death benefit and Index Bases.
●
May not be available in all states.

Unemployment Waiver	Waives surrender charges if you or your spouse become unemployed due to involuntary job termination or lay-off.	Standard	No Charge
●
Withdrawals under waiver are subject to a $1,000 minimum.
●
Qualifying conditions related to job termination and job history apply.
●
Must be unemployed for a certain period of time prior to taking withdrawal, be receiving unemployment benefits, and have $5,000 minimum in Cash Value.
●
Withdrawals may be subject to negative Interim Value adjustments, taxes, tax penalties, and reductions to the death benefit and Index Bases.
●
May not be available in all states.

Systematic Payout Option	Allows you to take regular automatic withdrawals from the Policy.	Standard	No Charge
●
Available only during the accumulation phase.
●
Withdrawals may be taken monthly, quarterly, semi-annually, or annually.
●
Withdrawals subject to a $50 minimum.
●
Withdrawals may be subject to surrender charges, negative Interim Value adjustments, taxes, tax penalties, and reductions to the death benefit and Index Bases.

BUYING THE POLICY
Purchasing the Policy
Your application must be submitted with Your initial purchase payment. We reserve the right to reject or accept any form of payment. If we approve Your application, we will send You the Policy either directly or through Your registered representative, as well as a statement confirming Your purchase.
Making Premium Payments under the Policy
You must make an initial minimum premium payment, and You may make subsequent premium payments as shown below.
The following table provides additional information about premium payments under the Policy. We reserve the right to restrict or refuse any premium payment.
	Qualified Policies	Non-Qualified Policies
Minimum Initial Premium Payment	$25,000, with each allocation account receiving at least $1,000.	$25,000, with each allocation account receiving at least $1,000.
Minimum Subsequent Premium Payments	You are not required to make any subsequent premium payments. If You choose to make a subsequent premium payment, it must be at least $5,000, with each allocation account receiving at least $1,000.	You are not required to make any subsequent premium payments. If You choose to make a subsequent premium payment, it must be at least $5,000, with each allocation account receiving at least $1,000.
Maximum Subsequent Purchase Payment (per contract after 1st year anniversary)	Lesser of: 1. The IRS maximum contribution limit, or 2. $60,000	$25,000
Maximum Total Premium Payments*	● $1,000,000 (up to age 81) without our approval; ● $500,000 (over age 81) without our approval	● $1,000,000 (up to age 81) without our approval; ● $500,000 (over age 81) without our approval
* The maximum limit on total premium payments includes premium payments under the Policy and other policies with the same Owner or same Annuitant issued by us or an affiliate.
Investing Premium Payments under the Policy
Your purchase payments will be invested in the Investment Options that You choose.
Crediting Premium Payments to Your Account
Initial Purchase Payment. If Your application and initial premium payment are in Good Order when we receive them, or once they are in Good Order, Your initial premium payment will be credited within 2 Business Days of Your application or initial premium payment. However, we will not hold Your initial premium payments for more than 30 Business Days without Your permission.
Subsequent Purchase Payments. We will credit an additional premium payment to your Policy within two Business Days after the Business Day we receive the premium payment and required information in Good Order at our Administrative Office.
SURRENDING YOUR POLICY OR MAKING WITHDRAWALS: ACCESSING THE MONEY IN YOUR POLICY
You can access the money in Your Policy by taking a withdrawal or surrender, or through systematic payouts. Withdrawals will reduce Your Policy Value and can reduce or even terminate certain benefits. You may withdraw all or a portion of Your Policy Value, less any applicable surrender charges and taxes. Additional restrictions may apply to qualified policies. You can take a withdrawal of up to 10% of Your premium payments each Policy Year free of surrender charges. Withdrawing the entire Cash Value of Your Policy (i.e., surrendering Your Policy) will terminate Your Policy and all benefits without value.
There are limitations on Your ability to take withdrawals during the accumulation phase. These limitations are as follows:
Minimum withdrawal amount	$500
Surrender charges, Excess Interest Adjustment and taxes	There may be surrender charge, Excess Interest Adjustment and tax implications when You take out money.
Negative impact on benefits and guarantees of Your Policy	A withdrawal may have a negative impact on certain optional benefits that You may elect. It may significantly reduce the value or even terminate the benefit.
Internal Revenue Code or Retirement Plans	Depending on the circumstances, the Internal Revenue Code or Your retirement plan may restrict Your ability to take withdrawals.
Annuity Payout Phase

During the income phase, you will receive annuity payments under the fixed income option you select. You may not take any withdrawals or Surrender the Policy. The Policy has no cash value during the income phase.
Requesting a Surrender or Withdrawal
You can request a surrender or withdrawal by submitting a written request on an approved distribution request form (available from our Administrative Office). If we receive a surrender or withdrawal request in Good Order prior to the close of the New York Stock Exchange (normally 4:00 p.m., New York time) on a Business Day, we will price the order on that Business Day. If we receive a surrender or withdrawal request in Good Order on a non-Business Day or after the close of the New York Stock Exchange on a Business Day, we will price the order on the next Business Day.
Surrender and withdrawal payments will generally be mailed within seven days after we receive the request in Good Order. We may delay payments from the Fixed Account for up to six months.
ADDITIONAL INFORMATION ABOUT FEES
The following tables describe the fees and expenses that You will pay when buying, owning, and surrendering the Policy. Please refer to Your Policy specifications page for information about the specific fees You will pay based on the options You have elected.
Transaction Expenses

Sales Load Imposed on Purchases	None
Surrender Charge[1] (as a percentage of premium payments Surrendered or withdrawn)	8.00%
Special Service Fee[2]	$50
Transfer Fee	None
1.
The surrender charge, if any, applies to each premium payment Surrendered or withdrawn regardless of how Policy Value is allocated among the Allocation Accounts. The surrender charge decreases based on the number of years since a premium payment was made according to the following schedule:
Number of Years Since Premium Payment Date	Surrender Charge
Year 0-1	8.00%
Year 1-2	8.00%
Year 2-3	7.00%
Year 3-4	6.00%
Year 4-5	5.00%
Year 5-6	4.00%
Year 6 or more	0.00%
Under the Policy’s “surrender charge-free amount,” you can withdraw a portion of your Policy Value each Policy Year free of surrender charges. The surrender charge-free amount each Policy Year is equal to the greater of (1) 10% of your total premium payments, less any withdrawals taken during the current Policy Year; and (2) earnings, plus premiums no longer subject to surrender charges. Surrender charges may be waived in certain other situations.
2.
We currently assess the charge only for overnight delivery and duplicate policies. We reserve the right to assess the charge for other special services in the future, including non-sufficient checks on new business, duplicate Form 1099 and Form 5498 tax forms, check copies, printing and mailing previously submitted forms, and asset verification requests from mortgage companies. We may charge a fee for each service performed and fees may vary based on the type of service but will not exceed the maximum Special Service Fee shown.
The next table describes the adjustments, in addition to any transaction expenses, that apply if all or a portion of the Policy Value is removed from an Index Account Option before the expiration of its Crediting Period.
Adjustments
Interim Value Adjustment Maximum Potential Loss[1] (as a percentage of your Policy Value in an Index Account Option at the start of the crediting period or amount withdrawn as applicable)	100.00%
1
An Interim Value adjustment will apply if any of the following transactions occur prior to the end of a Crediting Period for an Index Account Option: (i) a fee or charge is deducted; (ii) you take a Surrender or any withdrawal; (iii) the Policy is annuitized; (iv) the death benefit is calculated; or (v) you exercise the Performance Lock feature.

The next table describes the fees and expenses that you will pay each year during the time that you own the Policy. If you choose to purchase an optional benefit, you will pay additional charges, as shown below.
Annual Contract Expenses
Service Charge[1]	Lesser of 2.00% or $50
Base Contract Charges
Credit Advantage Fee[2] (as an annualized percentage of Policy Value allocated to an Index Account Option with Credit Advantage as of the first day of either (i) a new Crediting Period or (ii) the remaining Crediting Period after exercise of Early-Re-Entry)	1.25%
Optional Benefit Expenses
Guaranteed Minimum Death Benefit Rider Fee (for optional GMDB rider Issue Ages 71-80)[3] (as a percentage of the Guaranteed Minimum Death Benefit Base)	0.50%
1.
The service charge is deducted on each Policy Anniversary prior to the Annuity Commencement Date and when you Surrender the Policy. Each time we deduct this charge, it will not exceed 2% (as a percentage of your Policy Value, before the deduction of any fees or charges on that date) or a maximum of $50, whichever is less, and we will waive the charge if your Policy Value, or if your total premium payments minus prior withdrawals, on that date is at least equal to the minimum amount specified in your Policy. The current annual service charge is $0.
2.
Because other Index Account Options do not have a fee, this is applicable only if you invest in an Index Account Option with a Growth Opportunity Type designated as “Credit Advantage.” See APPENDIX A: INVESTMENT OPTIONS AVAILABLE UNDER THE POLICY. The annualized fee percentage for an Index Account Option with Credit Advantage will not change for the life of the Policy. The dollar amount of the Credit Advantage Fee is calculated at the beginning of either (i) a new Crediting Period or (ii) the remaining Crediting Period after exercise of Early-Re-Entry. The Credit Advantage Fee is assessed at the end of the Crediting Period after the Index Credit. However, a portion of the Credit Advantage Fee will be due if taking a partial withdrawal of the Index Account Value before the end of the Crediting Period. Furthermore, if taking a full withdrawal of the Index Account Value before the end of the Crediting Period or exercising Performance Lock, the entire Credit Advantage Fee becomes due. For a new Crediting Period, the fee amount will equal the dollar amount allocated to the Index Account Option on the first day of the Crediting Period, multiplied by the Credit Advantage Fee percentage, multiplied by the length of the Crediting Period (in whole years). For the remaining Crediting Period after exercise of Early-Re-Entry, the fee amount will equal the dollar amount allocated from the Performance Lock Account to the previously locked Index Account Option, multiplied by the Credit Advantage Fee percentage, multiplied by the length of the Crediting Period (in whole and partial years). The Credit Advantage Fees paid prior to and upon the last exercise of Performance Lock will not be credited toward the Credit Advantage Fees owed for the remaining Crediting Period.
3.
For Policy applications signed on or after May 1, 2024, the GMDB rider may be a standard or optional benefit depending on the Annuitant’s age as of the date that the Policy application is signed. If the Annuitant is younger than age 71, the GMDB rider is a standard benefit that is automatically added to your Policy for no additional charge. If the Annuitant is age 71 to 80, the GMDB rider is an optional benefit that may be elected for an additional charge, as follows:
Age of Annuitant	Fee Percentage
0-70	0.00% (No Charge)
71-80	0.50%
The applicable fee percentage will not change for the life of the rider. The fee will be calculated and deducted quarterly, on the same day of the month as the rider effective date. The quarterly fee is calculated by multiplying the GMDB Benefit Base by the GMDB rider fee percentage and dividing that amount by four.
In addition to the fees described above, we limit the amount you can earn on the Index Account Options. This means your returns may be lower than the Index’s returns. In exchange for accepting this limit on Index gains, you will receive some protection from Index losses.

APPENDIX A
INVESTMENT OPTIONS AVAILABLE UNDER THE POLICY
INDEX ACCOUNT OPTIONS
The following is a list of Index Account Options currently available under the Policy. We may change the features of the Index Account Options listed below (including the Index and the current limits on Index gains), offer new Index Account Options, and terminate existing Index Account Options. We will provide you with written notice before making any changes other than changes to current limits on Index gains. Information about current limits on Index gains is available at https://www.transamerica.com/rila-rate-center.
Note: If amounts are removed from an Index Account Option before the end of its Crediting Period, we will apply an Interim Value adjustment. This may result in a significant reduction in your Policy value that could exceed any protection from Index loss that would be in place if you waited until the end of the Crediting Period.
See INDEX ACCOUNT OPTIONS in the prospectus for a description of the Index Account Options’ features. See EXPENSES AND ADJUSTMENTS – INTERIM VALUE ADJUSTMENTS for more information about Interim Value Adjustments.
The availability of Index Account Options may vary depending on the financial intermediary through which the Policy is sold. In some cases, an option not available through a financial intermediary may be obtained by contacting us directly. For more information on the options available, please contact Your financial intermediary or our Administrative Office. See APPENDIX E – FINANCIAL INTERMEDIARY VARIATIONS in the prospectus.

BASIC INDEX ACCOUNT OPTIONS
Index	Type of Index	Crediting Period	Current Limit on Index Loss (if held until end of Crediting Period)	Minimum Limit on Index Gain for New Crediting Periods	Early Re-Entry (Performance Lock+): Minimum Limit on Index Gain for Remaining Crediting Period	Credit Advantage Fee (annualized)
S&P 500® Index[1]	U.S. Large-Cap Equities	1-Year	Buffer Buffer Rate: 10%	Cap Cap Rate: No lower than 2.00%	Cap Cap Rate: No lower than 0.10%	N/A
Fidelity World Factor Leaders IndexSM 0.5% AR1,2	U.S. and Non-U.S. Equities	1-Year	Buffer Buffer Rate: 10%	Cap Cap Rate: No lower than 2.00%	Cap Cap Rate: No lower than 0.10%	N/A
iShares® Russell 2000 ETF[3]	U.S. Small-Cap Equities	1-Year	Buffer Buffer Rate: 10%	Cap Cap Rate: No lower than 2.00%	Cap Cap Rate: No lower than 0.10%	N/A
iShares® U.S. Technology ETF[3]	Technology Sector U.S. Equities	1-Year	Buffer Buffer Rate: 10%	Cap Cap Rate: No lower than 2.00%	Cap Cap Rate: No lower than 0.10%	N/A
First Trust Equity Edge IndexTM 1,2, 4	Dividend-Paying Equities	1-Year	Buffer Buffer Rate: 10%	Cap Cap Rate: No lower than 2.00%	Cap Cap Rate: No lower than 0.10%	N/A
S&P 500® Index[1]	U.S. Large-Cap Equities	1-Year	Buffer Buffer Rate: 15%	Cap Cap Rate: No lower than 2.00%	Cap Cap Rate: No lower than 0.10%	N/A
Fidelity World Factor Leaders IndexSM 0.5% AR1,2	U.S. and Non-U.S. Equities	1-Year	Buffer Buffer Rate: 15%	Cap Cap Rate: No lower than 2.00%	Cap Cap Rate: No lower than 0.10%	N/A
iShares® Russell 2000 ETF[3]	U.S. Small-Cap Equities	1-Year	Buffer Buffer Rate: 15%	Cap Cap Rate: No lower than 2.00%	Cap Cap Rate: No lower than 0.10%	N/A
iShares® U.S. Technology ETF[3]	Technology Sector U.S. Equities	1-Year	Buffer Buffer Rate: 15%	Cap Cap Rate: No lower than 2.00%	Cap Cap Rate: No lower than 0.10%	N/A
First Trust Equity Edge IndexTM 1,2, 4	Dividend-Paying Equities	1-Year	Buffer Buffer Rate: 15%	Cap Cap Rate: No lower than 2.00%	Cap Cap Rate: No lower than 0.10%	N/A
S&P 500® Index[1]	U.S. Large-Cap Equities	2-Year	Buffer Buffer Rate: 10%	Cap Cap Rate: No lower than 4.00%	Cap Cap Rate: No lower than 0.10%	N/A

Fidelity World Factor Leaders IndexSM 0.5% AR1,2	U.S. and Non-U.S. Equities	2-Year	Buffer Buffer Rate: 10%	Cap Cap Rate: No lower than 4.00%	Cap Cap Rate: No lower than 0.10%	N/A
iShares® Russell 2000 ETF[3]	U.S. Small-Cap Equities	2-Year	Buffer Buffer Rate: 10%	Cap Cap Rate: No lower than 4.00%	Cap Cap Rate: No lower than 0.10%	N/A
iShares® U.S. Technology ETF[3]	Technology Sector U.S. Equities	2-Year	Buffer Buffer Rate: 10%	Cap Cap Rate: No lower than 4.00%	Cap Cap Rate: No lower than 0.10%	N/A
First Trust Equity Edge IndexTM 1,2, 4	Dividend-Paying Equities	2-Year	Buffer Buffer Rate: 10%	Cap Cap Rate: No lower than 4.00%	Cap Cap Rate: No lower than 0.10%	N/A
S&P 500® Index[1]	U.S. Large-Cap Equities	2-Year	Buffer Buffer Rate: 15%	Cap Cap Rate: No lower than 3.00%	Cap Cap Rate: No lower than 0.10%	N/A
Fidelity World Factor Leaders IndexSM 0.5% AR1,2	U.S. and Non-U.S. Equities	2-Year	Buffer Buffer Rate: 15%	Cap Cap Rate: No lower than 3.00%	Cap Cap Rate: No lower than 0.10%	N/A
iShares® Russell 2000 ETF[3]	U.S. Small-Cap Equities	2-Year	Buffer Buffer Rate: 15%	Cap Cap Rate: No lower than 3.00%	Cap Cap Rate: No lower than 0.10%	N/A
iShares® U.S. Technology ETF[3]	Technology Sector U.S. Equities	2-Year	Buffer Buffer Rate: 15%	Cap Cap Rate: No lower than 3.00%	Cap Cap Rate: No lower than 0.10%	N/A
First Trust Equity Edge IndexTM 1,2, 4	Dividend-Paying Equities	2-Year	Buffer Buffer Rate: 15%	Cap Cap Rate: No lower than 3.00%	Cap Cap Rate: No lower than 0.10%	N/A
S&P 500® Index[1]	U.S. Large-Cap Equities	2-Year	Buffer Buffer Rate: 15%	Cap (Credit Advantage) Cap Rate: No lower than 5.00%	Cap (Credit Advantage) Cap Rate: No lower than 0.10%	1.25%
Fidelity World Factor Leaders IndexSM 0.5% AR1,2	U.S. and Non-U.S. Equities	2-Year	Buffer Buffer Rate: 15%	Cap (Credit Advantage) Cap Rate: No lower than 5.00%	Cap (Credit Advantage) Cap Rate: No lower than 0.10%	1.25%
iShares® Russell 2000 ETF[3]	U.S. Small-Cap Equities	2-Year	Buffer Buffer Rate: 15%	Cap (Credit Advantage) Cap Rate: No lower than 5.00%	Cap (Credit Advantage) Cap Rate: No lower than 0.10%	1.25%
iShares® U.S. Technology ETF[3]	Technology Sector U.S. Equities	2-Year	Buffer Buffer Rate: 15%	Cap (Credit Advantage) Cap Rate: No lower than 5.00%	Cap (Credit Advantage) Cap Rate: No lower than 0.10%	1.25%
First Trust Equity Edge IndexTM 1,2, 4	Dividend-Paying Equities	2-Year	Buffer Buffer Rate: 15%	Cap (Credit Advantage) Cap Rate: No lower than 5.00%	Cap (Credit Advantage) Cap Rate: No lower than 0.10%	1.25%
S&P 500® Index[1]	U.S. Large-Cap Equities	6-Year	Buffer Buffer Rate: 10%	Cap Cap Rate: No lower than 10.00%	Cap Cap Rate: No lower than 0.10%	N/A
Fidelity World Factor Leaders IndexSM 0.5% AR1,2	U.S. and Non-U.S. Equities	6-Year	Buffer Buffer Rate: 10%	Cap Cap Rate: No lower than 10.00%	Cap Cap Rate: No lower than 0.10%	N/A
iShares® Russell 2000 ETF[3]	U.S. Small-Cap Equities	6-Year	Buffer Buffer Rate: 10%	Cap Cap Rate: No lower than 10.00%	Cap Cap Rate: No lower than 0.10%	N/A
iShares® U.S. Technology ETF[3]	Technology Sector U.S. Equities	6-Year	Buffer Buffer Rate: 10%	Cap Cap Rate: No lower than 10.00%	Cap Cap Rate: No lower than 0.10%	N/A
First Trust Equity Edge IndexTM 1,2, 4	Dividend-Paying Equities	6-Year	Buffer Buffer Rate: 10%	Cap Cap Rate: No lower than 10.00%	Cap Cap Rate: No lower than 0.10%	N/A

S&P 500® Index[1]	U.S. Large-Cap Equities	6-Year	Buffer Buffer Rate: 15%	Participation (Credit Advantage) Participation Rate: No lower than 50.00%	Participation (Credit Advantage) Participation Rate: No lower than 0.10%	1.25%
Fidelity World Factor Leaders IndexSM 0.5% AR1,2	U.S. and Non-U.S. Equities	6-Year	Buffer Buffer Rate: 15%	Participation (Credit Advantage) Participation Rate: No lower than 50.00%	Participation (Credit Advantage) Participation Rate: No lower than 0.10%	1.25%
iShares® Russell 2000 ETF[3]	U.S. Small-Cap Equities	6-Year	Buffer Buffer Rate: 15%	Participation (Credit Advantage) Participation Rate: No lower than 50.00%	Participation (Credit Advantage) Participation Rate: No lower than 0.10%	1.25%
iShares® U.S. Technology ETF[3]	Technology Sector U.S. Equities	6-Year	Buffer Buffer Rate: 15%	Participation (Credit Advantage) Participation Rate: No lower than 50.00%	Participation (Credit Advantage) Participation Rate: No lower than 0.10%	1.25%
First Trust Equity Edge IndexTM 1,2, 4	Dividend-Paying Equities	6-Year	Buffer Buffer Rate: 15%	Participation (Credit Advantage) Participation Rate: No lower than 50.00%	Participation (Credit Advantage) Participation Rate: No lower than 0.10%	1.25%
S&P 500® Index[1]	U.S. Large-Cap Equities	6-Year	Buffer Buffer Rate: 20%	Cap Cap Rate: No lower than 8.00%	Cap Cap Rate: No lower than 0.10%	N/A
Fidelity World Factor Leaders IndexSM 0.5% AR1,2	U.S. and Non-U.S. Equities	6-Year	Buffer Buffer Rate: 20%	Cap Cap Rate: No lower than 8.00%	Cap Cap Rate: No lower than 0.10%	N/A
iShares® Russell 2000 ETF[3]	U.S. Small-Cap Equities	6-Year	Buffer Buffer Rate: 20%	Cap Cap Rate: No lower than 8.00%	Cap Cap Rate: No lower than 0.10%	N/A
iShares® U.S. Technology ETF[3]	Technology Sector U.S. Equities	6-Year	Buffer Buffer Rate: 20%	Cap Cap Rate: No lower than 8.00%	Cap Cap Rate: No lower than 0.10%	N/A
First Trust Equity Edge IndexTM1, 2, 4	Dividend-Paying Equities	6-Year	Buffer Buffer Rate: 20%	Cap Cap Rate: No lower than 8.00%	Cap Cap Rate: No lower than 0.10%	N/A
S&P 500® Index[1]	U.S. Large-Cap Equities	1-Year	Buffer Buffer Rate: 10%	Edge and Edge+ Rates: No lower than 2.00%	Edge and Edge+ Rates: No lower than 0.10%	N/A
Fidelity World Factor Leaders IndexSM 0.5% AR1,2	U.S. and Non-U.S. Equities	1-Year	Buffer Buffer Rate: 10%	Edge and Edge+ Rates No lower than 2.00%	Edge and Edge+ Rates: No lower than 0.10%	N/A
iShares® Russell 2000 ETF[3]	U.S. Small-Cap Equities	1-Year	Buffer Buffer Rate: 10%	Edge and Edge+ Rates: No lower than 2.00%	Edge and Edge+ Rates: No lower than 0.10%	N/A
iShares® U.S. Technology ETF[3]	U.S. Large-Cap Equities	1-Year	Buffer Buffer Rate: 10%	Edge and Edge+ Rates: No lower than 2.00%	Edge and Edge+ Rates: No lower than 0.10%	N/A
First Trust Equity Edge IndexTM 1, 2, 4	Dividend-Paying Equities	1-Year	Buffer Buffer Rate: 10%	Edge and Edge+ Rates: No lower than 2.00%	Edge and Edge+ Rates: No lower than 0.10%	N/A
S&P 500® Index[1]	U.S. Large-Cap Equities	2-Year	Buffer Buffer Rate: 10%	Edge and Edge+ Rates: No lower than 3.00%	Edge and Edge+ Rates: No lower than 0.10%	N/A

Fidelity World Factor Leaders IndexSM 0.5% AR1,2	U.S. and Non-U.S. Equities	2-Year	Buffer Buffer Rate: 10%	Edge and Edge+ Rates: No lower than 3.00%	Edge and Edge+ Rates: No lower than 0.10%	N/A
iShares® Russell 2000 ETF[3]	U.S. Small-Cap Equities	2-Year	Buffer Buffer Rate: 10%	Edge and Edge+ Rates: No lower than 3.00%	Edge and Edge+ Rates: No lower than 0.10%	N/A
iShares® U.S. Technology ETF[3]	Technology Sector U.S. Equities	2-Year	Buffer Buffer Rate: 10%	Edge and Edge+ Rates: No lower than 3.00%	Edge and Edge+ Rates: No lower than 0.10%	N/A
First Trust Equity Edge IndexTM 1, 2, 4	Dividend-Paying Equities	2-Year	Buffer Buffer Rate: 10%	Edge and Edge+ Rates: No lower than 3.00%	Edge and Edge+ Rates: No lower than 0.10%	N/A
S&P 500® Index[1]	U.S. Large-Cap Equities	6-Year	Buffer Buffer Rate: 10%	Edge and Edge+ Rates: No lower than 8.00%	Edge and Edge+ Rates: No lower than 0.10%	N/A
Fidelity World Factor Leaders IndexSM 0.5% AR1,2	U.S. and Non-U.S. Equities	6-Year	Buffer Buffer Rate: 10%	Edge and Edge+ Rates: No lower than 8.00%	Edge and Edge+ Rates: No lower than 0.10%	N/A
iShares® Russell 2000 ETF[3]	U.S. Small-Cap Equities	6-Year	Buffer Buffer Rate: 10%	Edge and Edge+ Rates: No lower than 8.00%	Edge and Edge+ Rates: No lower than 0.10%	N/A
iShares® U.S. Technology ETF[3]	Technology Sector U.S. Equities	6-Year	Buffer Buffer Rate: 10%	Edge and Edge+ Rates: No lower than 8.00%	Edge and Edge+ Rates: No lower than 0.10%	N/A
First Trust Equity Edge IndexTM 1, 2, 4	Dividend-Paying Equities	6-Year	Buffer Buffer Rate: 10%	Edge and Edge+ Rates: No lower than 8.00%	Edge and Edge+ Rates: No lower than 0.10%	N/A
1
This Index is a “price return” index, not a “total return” index, and therefore does not reflect the dividends paid on the securities composing the Index, which will reduce the Index return and may cause the Index to underperform a direct investment in the securities composing the Index.
2
The Index provider applies a reduction when calculating Index performance, which will reduce the Index return and may cause the Index to underperform a direct investment in the securities composing the Index.
3
This Index is an ETF. Index Values are based on the ETF’s closing prices. The Index Values reflect a “price return,” not a “total return,” and therefore do not reflect the dividends or other distributions paid by the ETF. In addition, fees and costs are deducted from the ETF, which reduces the ETF’s performance. These factors will reduce the Index return and may cause the Index to underperform a direct investment in the ETF or the securities in which the ETF invests.
4
Even though this Index is composed of dividend-paying securities, you will not receive any dividends paid on those securities, and any dividends paid on those securities will not be reflected in Index Values.

ENHANCED INDEX ACCOUNT OPTIONS
Index	Type of Index	Crediting Period	Current Limit on Index Loss (if held until end of Crediting Period)	Minimum Limit on Index Gain (for the life of the Index Account Option)	Credit Advantage Fee (annualized)	Best Entry Initial Index Value Reset Feature
S&P 500® Index1	U.S. Large-Cap Equities	6-Year	Buffer Buffer Rate: 10%	Cap Cap Rate: No lower than 8.00%	N/A	Observation Frequency: Monthly Observation Days: 3 Best Entry Reset Threshold: -5% Best Entry Reset Maximum: -5%
Fidelity World Factor Leaders IndexSM 0.5% AR1,2	U.S. and Non-U.S. Equities	6-Year	Buffer Buffer Rate: 10%	Cap Cap Rate: No lower than 8.00%	N/A	Observation Frequency: Monthly Observation Days: 3 Best Entry Reset Threshold: -5% Best Entry Reset Maximum: -5%
S&P 500® Index1	U.S. Large-Cap Equities	6-Year	Buffer Buffer Rate: 10%	Cap Credit Advantage) Cap Rate: No lower than 12.00%	1.25%	Observation Frequency: Monthly Observation Days: 6 Best Entry Reset Threshold: -5% Best Entry Reset Maximum: -20%
Fidelity World Factor Leaders IndexSM 0.5% AR1,2	U.S. and Non-U.S. Equities	6-Year	Buffer Buffer Rate: 10%	Cap (Credit Advantage) Cap Rate: No lower than 12.00%	1.25%	Observation Frequency: Monthly Observation Days: 6 Best Entry Reset Threshold: -5% Best Entry Reset Maximum: -20%
1
This Index is a “price return” index, not a “total return” index, and therefore does not reflect the dividends paid on the securities composing the Index, which will reduce the Index return and may cause the Index to underperform a direct investment in the securities composing the Index.
2
The Index provider applies a reduction when calculating Index performance, which will reduce the Index return and may cause the Index to underperform a direct investment in the securities composing the Index.
We expect to add and remove investment options from time to time. We will always offer the following Index Account Option: S&P 500® Index, 1-Year Crediting Period, Buffer (Buffer Rate: 10%), Cap (Cap Rate: no lower than 2.00%), no Credit Advantage Fee (subject to our right of Index substitution).
An Index Account Option with a 10% Buffer Rate will always be available under the Policy. In the future, if we offer a new Index Account Option that includes a Buffer:
●
For Policies with applications signed on or after May 1, 2024, there is no pre-specified minimum Buffer Rate. While we will not offer any Index Account Options that provide for no downside protection, we may offer Index Account Options that provide only minimal limits on Index losses, which would mean risk of loss of nearly the entire amount invested.
In the future, if we offer a new Index Account Option and:
●
the Growth Opportunity Type is Cap, the guaranteed minimum Cap Rate will be no lower than 2.00%.
●
the Growth Opportunity Type is Participation, for Policies with applications signed on or after May 1, 2024, the guaranteed minimum Participation Rate will be no lower than 10%.
●
the Growth Opportunity Type is Edge and Edge+, the guaranteed minimum Edge Rate and Edge+ Rate will be no lower than 2.00%.

In each case, for the remaining Crediting Period upon exercise of Early Re-Entry (a feature associated with Performance Lock+), if available, the reset Cap Rate, Participation Rate, or Edge Rate and Edge+ Rate will be no less than 0.10%.
We reserve the right to offer new Index Account Options with different Downside Protection Types or Growth Opportunity Types in the future.
FIXED ACCOUNT OPTION
The following is the Fixed Account Option currently available under the Policy. We may change the features of the Fixed Account Option listed below, offer new Fixed Account Options, and terminate existing Fixed Account Options. We will provide you with Written Notice before doing so. If amounts are withdrawn from the Fixed Account Option before the end of the Surrender Charge period we will apply a Surrender Charge, this will result in a reduction in your Policy value which may be significant.
Name	Crediting Period	Minimum Guaranteed Interest Rate
Fixed Account Option	1-Year	0.25%
State variations may apply to your guaranteed minimum effective annual interest rate. See APPENDIX D – State Variations in the prospectus.
The availability of the Fixed Account Option may vary depending on the financial intermediary through which the Policy is sold. See APPENDIX E – FINANCIAL INTERMEDIARY VARIATIONS in the prospectus.
B-1

The Prospectus and Statement of Additional Information (SAI) include additional information. The Prospectus and SAI dated May 1, 2026, are incorporated by reference as amended or supplemented. The Prospectus and SAI are available without charge upon request. For a free copy call us at (800)525-6205 or write us at:
Transamerica Life Insurance Company
6400 C Street S.W.
Cedar Rapids, IA 52499
Reports and other information about the Insurance Company are available on the SEC’s website at sec.gov, and copies of this information may be obtained, upon payment of a duplicating fee, by electronic request at the following email address: publicinfo@sec.gov.
 EDGAR Contract Identifier No. is # C000257933